Exhibit 5

                           GIORDANO, HALLERAN & CIESLA

                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               125 HALF MILE ROAD

                               POST OFFICE BOX 190

                          MIDDLETOWN, NEW JERSEY 07748

                                 (732) 741-3900

                               FAX: (732) 224-6599

                              441 EAST STATE STREET
                            TRENTON, NEW JERSEY 08625
                                 (609) 695-3900

                           PLEASE REPLY TO: MIDDLETOWN

                                   ----------

DIRECT DIAL NUMBER               DIRECT E-MAIL                 CLIENT/MATTER NO.
(732) 219-5483                   pforlenza@ghclaw.com          10777/0005


                                   May 6, 1999


EcoScience Corporation
10 Alvin Court
East Brunswick, New Jersey  08816

Gentlemen:

     We refer to the Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by EcoScience Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the registration of 1,633,273 shares of the Company's common stock, $.01 par value (the "Common Stock") which are proposed to be offered and sold by certain selling stockholders.

     We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

     Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of act contained in the documents that we have examined, we are of the opinion that the Common Stock has been duly authorized and validly issued and is fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that

GIORDANO, HALLERAN & CIESLA
A PROFESSIONAL CORPORATION
     ATTORNEYS AT LAW

EcoScience Corporation
May 6, 1999
Page 2


we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                            Very truly yours,



                                            GIORDANO, HALLERAN & CIESLA
                                            A Professional Corporation

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